UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 25, 2008, Force Protection Inc. (the “Company”) entered into a Severance Agreement with Charles Mathis, Executive Vice President - Finance of the Company.

                The Severance Agreement provides that in the event Mr. Mathis’ employment is terminated for reasons other than for cause by the Company or without good reason by Mr. Mathis, then Mr. Mathis shall be entitled to receive a lump-sum cash amount equal to Mr. Mathis’ base salary accrued through the date of termination; any accrued vacation; any unpaid bonus accrued; a lump-sum cash payment equal to the sum of Mr. Mathis’ pro-rata portion of the annual bonus Mr. Mathis’ would have received upon achievement of certain performance goals; a lump-sum cash payment equal to Mr. Mathis’ base salary and the greatest of Mr. Mathis’ target bonus for the fiscal year and the average of the actual bonus earned by Mr. Mathis within the two preceding years; the ability to elect the payment of Mr. Mathis’ COBRA premiums by the Company for a period of twelve months; and the acceleration of vesting or lapse of forfeiture for an additional twelve months with respect to any outstanding equity awards then held by Mr. Mathis and such awards shall become immediately payable.

In the event that Mr. Mathis’ employment is terminated other than for cause or for good reason in connection with a change in control, then Mr. Mathis shall be entitled to receive a lump-sum cash amount equal to Mr. Mathis’ base salary accrued through the date of termination; any accrued vacation;  the pro-rata portion of Mr. Mathis’ bonus; a lump-sum cash payment amount equal to one and a half times the sum of Mr. Mathis’ highest base salary and the greatest of Mr. Mathis’ target bonus, the target bonus for the year in which the termination occurred or the average of the actual bonuses earned in the two preceding fiscal years in which a change of control occurs; the acceleration of vesting or lapse of forfeiture with respect to any outstanding equity awards then held by Mr. Mathis and such awards shall become immediately payable; and the ability to elect the payment of his COBRA premiums by the Company for a period of eighteen months.

In the event that Mr. Mathis’ employment is terminated for cause, without good reason or for any reason during the thirty (30) following the six (6) month anniversary of a change of a control, than Mr. Mathis shall be entitled to receive a lump-sum cash amount equal to Mr. Mathis’ base salary accrued through the date of termination; any accrued vacation; and any unpaid bonus accrued.

Mr. Mathis agreed to non-compete and non-solicit provisions during the term of his employment and for a twelve month period after the termination of his employment.  Mr. Mathis also agreed to keep all confidential information received during the course of his employment confidential.

A copy of the Severance Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Severance Agreement dated as of June 25, 2008 between Force Protection, Inc. and Charles Mathis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: June 27, 2008

/s/ Lenna Ruth Macdonald
(Signature)
Name: Lenna Ruth Macdonald
Title: Chief Strategy Officer, General Counsel &
Corporate Secretary

EXHIBIT LIST

Exhibit	Description

10.1	Severance Agreement dated as of June 25, 2008 between Force Protection, Inc. and Charles Mathis